Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of September, 2020 (the “Effective Date”), by and between RocketFuel Blockchain, Inc., a Nevada corporation (“Employer”), and Rohan Hall (“Executive”), and is made with reference to the following facts:

A. Employer desires to employ Executive as its Chief Technology Officer in order to have the benefit of Executive’s special knowledge, experience, reputation and abilities in the industry in which Employer is engaged; and

B. Executive has advised Employer of his willingness to act as Chief Technology Officer and to utilize his special knowledge, experience, reputation and abilities for the benefit of Employer and its members under the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto hereby agree as follows:

1. Employment. Upon and subject to the terms, conditions and other provisions of this Agreement, Employer hereby employs Executive and Executive hereby accepts this employment and agrees to exercise and perform faithfully, exclusively (subject to Section 2(b) hereof), and to the best of his ability on behalf of Employer the powers and duties of Chief Technology Officer on the terms and conditions set forth herein.

2. Executive’s Services and Duties. During the Term, Executive shall:

(a) Observe and conform to the policies and directions promulgated from time to time by Employer’s Board of Directors (the “Board”).

(b) Serve as Chief Technology Officer and perform all services, acts and things necessary or advisable to manage and conduct the business of Employer, subject to the policies set by the Board. Subject to the supervision and control of Chief Executive Officer, to whom he shall report, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position as Chief Technology Officer and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries, affiliates and strategic partners as may be assigned to him by the Chief Executive Officer of the Company.

(c) Except for sick leave, vacations (as provided in Section 4(b), below), and excused leaves of absence, Executive shall, throughout the Term, devote his full business time, energy, ability, attention and skill to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its subsidiaries, affiliates and strategic partners. Executive may engage in such personal, professional, investment, business and charitable activities as do not conflict with the business of the Company or interfere with Executive’s duties under this Agreement, and shall provide a summary of such activities upon reasonable request of the Board. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board may from time to time establish for senior executive officers of the Company.

3. Term. The term of Executive’s employment by Employer pursuant to this Agreement (the “Term”) shall commence on the Effective Date and, unless sooner terminated as provided in this Agreement or extended by mutual agreement of the parties hereto, shall be on a month-to-month basis , subject to the terms and conditions contained herein. The Term shall automatically be extended on a month-to-month basis; provided that either Executive or Employer may terminate this Agreement on 30 days’ prior written notice to the other.

4. Compensation and Other Benefits. As compensation in full for the services to be rendered by Executive hereunder, Employer shall pay, and Executive shall accept, the following compensation:

(a) Salary. Employer shall pay to Executive a salary, exclusive of bonus compensation, of $12,000 per month, payable during the Term.

(b) Vacation. In addition to normal public holidays, Executive shall be entitled to such amount of paid vacation during each calendar year as the board may determine for senior executives.

(c) Benefits Generally Offered. Executive shall be entitled to participate in all fringe benefit programs that Employer generally makes available to its executive officers, including without limitation vacation and paid other paid leave, group hospitalization, group disability policies, medical and dental plans and group life insurance plans, and pension, 401(k) and similar plans. Until such time as Employer has established a health care insurance plan, Employer shall reimburse Executive for his health care insurance premiums during the term in an amount not to exceed $2,100.00 per month.

(d) Stock Options. Subject to the commencement of Executive’s employment hereunder and to the amendment of Employer’s 2018 Stock Incentive Plan (the “Plan”) to increase the number of shares available thereunder to 3,000,000, the Board has approved the grant to Executive as of the Effective Date of an option (an “Option”) to purchase 500,000 shares of Employer’s common stock, par value $0.001 per share. The Option shall (i) be an incentive stock option, (ii) have an exercise price equal to the fair market value per share of Employer’s common stock on the Effective Date, as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years following the Effective Date, (iv) vest and become exercisable as to 1/48th of the shares subject to the Option (the “Option Shares”) on the 14th day of each calendar month during the Term, commencing on October 14, 2020 (except that upon the occurrence of a Corporate Transaction (as defined in the Plan), the Option shall immediately become fully vested), (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of Employer’s standard form of stock option agreement.

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(e) Incentive Compensation. In addition to the Option under Section 4(d), Executive shall be entitled to the following incentive compensation based on achieving the milestones referred to below. These milestones will be further elaborated by the Board in connection with its setting of business goals and objectives on a quarterly basis. Each Option granted under this Section 4(e) shall (i) be an incentive stock option, (ii) have an exercise price equal to the fair market value per share of Employer’s common stock on the Effective Date, as determined by an independent valuation by a qualified appraiser, (iii) have a term of 10 years following the Effective Date, (iv) vest as set forth below (except that upon the occurrence of a Corporate Transaction (as defined in the Plan), the Option shall immediately become fully vested), (v) be subject to the exercise, forfeiture and termination provisions set forth in the Plan and (vi) otherwise be evidenced by and subject to the terms of Employer’s standard form of stock option agreement.

(i) For successful implementation of Employer’s cryptocurrency/bank payment app and software on or before the following dates, an Option to purchase 100,000 shares of Employer’s common stock:

(A) Completion of customer beta launch of cryptocurrency and bank payment features on or before February 1, 2021: 75,000 shares.

(B) Successful production launch on or before April 1, 2021: 25,000 shares.

(ii) For successful implementation of Employer’s blockchain reservation system for the travel industry on or before the following dates, an Option to purchase 500,000 shares of Employer’s common stock:

(A) Completion of project definition and Board approval on or before March 31, 2021: 100,000 shares.

(B) Completion of project design and initial features on or before June 30, 2021: 100,000 shares.

(C) Completion of minimum viable product (MVP) on or before September 30, 2021: 100,000 shares.

(D) Successful production launch on or before December 31, 2021: 200,000 shares.

(f) Cash Bonus. At the end of each calendar quarter, commencing with the quarter ending June 30, 2021, Executive shall be eligible for a $10,000 cash bonus if the Executive achieves milestones to be set by the Board concerning the performance of and stability of the Employer’s technology.

5. Certain Business Expenses. Executive is authorized to incur ordinary, necessary and reasonable expenses in the course of performing his duties and obligations with respect to the business of Employer, including expenses for entertainment, travel and similar items; provided that Employer shall at all times comply with the Company’s policies regarding expense reimbursements. Employer shall promptly reimburse Executive for all such expenses paid by Executive on behalf of Employer upon the presentation by Executive of an itemized request for reimbursement of expenditures supported by documentation on Employer-approved forms.

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6. Proprietary Rights and Confidentiality. Executive has entered into an Executive Invention Assignment and Confidentiality Agreement, which agreement, attached hereto as Annex A, is hereby incorporated herein in its entirety.

7. Executive Representations and Warranties. Executive warrants and represents to and covenants with Employer that:

(a) The execution, delivery and performance of the Agreement by Executive do not conflict with or violate any provision of or constitute a default under any agreement, judgment, award or decree to which Executive is a party or by which Executive is bound.

(b) Executive has had full opportunity to review Employer’s periodic filings with the Securities and Exchange Commission (the “SEC”) and additional information regarding the business and financial condition of Employer. Executive believes he has received all the information he considers necessary or appropriate for deciding whether to enter into this Agreement and to receive as compensation the Option, the Option Shares, the Warrant and the shares of common stock issuable upon exercise of the Warrants (together, the “Securities”). Executive further represents that he has had an opportunity to ask questions and receive answers from Employer regarding the business, properties, prospects and financial condition of Employer. Executive has had full opportunity to discuss this information with Executive’s legal and financial advisers prior to execution of this Agreement.

(c) Executive acknowledges that the Securities are being issued by Employer pursuant to an exemption from registration under the Securities Act of 1933 (the “Securities Act”). Executive understands that the Securities are characterized as “restricted securities” under the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Executive represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(d) The Securities will be acquired by Executive for investment for Executive’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Executive has no present intention of selling, granting any participation in, or otherwise distributing the same. Executive does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(e) Executive is purchasing the Securities as principal for his own account and not for the benefit of any other person.

(f) Executive is an accredited investor as defined in Regulation D under the Securities Act.

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8. Termination Prior to Expiration of Term. Prior to the expiration of the Term, Executive’s employment hereunder may be terminated by Employer for Cause upon five days’ written notice to Executive that describes such Cause in detail. Executive shall have no right to receive the compensation and other benefits set forth in this Section 4 for any period commencing after the date of termination for cause. For these purposes, the term “Cause” as used in this Agreement shall have the meaning set forth in Section 2 of the Plan.

9. Death During Employment. If Executive dies during the Term, Employer shall pay to the estate of Executive the compensation which would otherwise be payable to Executive up to the end of the month in which his death occurs, and Employer shall have no further obligation under this Agreement.

10. Covenant Not to Compete. In the event that Employer terminates Executive’s employment hereunder for Cause, or in the event that Executive voluntarily terminates his employment hereunder, Executive shall, in connection with any sale of all or substantially all of his equity interests in the Company resulting from such termination, be prohibited from carrying on or participating in a business similar to that of Employer for a period of two years following such termination, unless Executive has express prior written consent from Employer’s Board, which approval shall not be unreasonably withheld.

11. Notices. All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

If to Employer:	RocketFuel Blockchain, Inc. 468 N. Camden Dr., Suite 350 Beverly Hills, CA 90210 Attention: Bennett J. Yankowitz, CFO Facsimile Number: (310) 388-0582 Email: b.yankowitz@rocketfuelblockchain.com

If to Executive:	to the address set forth on Schedule I

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

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14. Entire Understanding. This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment of Executive by Employer, and supersedes all prior agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

15. Amendments. This Agreement may not be modified or changed except by written instrument signed by both parties hereto.

16. Governing Law; Forum Selection. This Agreement, and all matters relating hereto and arising herefrom (whether sounding in contract law, tort law or otherwise), including without limitation enforcement of the obligations of Executive hereunder, shall be interpreted in accordance with the internal laws (and not the conflict of laws rules) of the state of Nevada governing contracts to be performed entirely within such state. Executive hereby consents to the exclusive jurisdiction of any state or federal court located within Clark County, Nevada. Executive waives any objection of forum non conveniens and venue in connection with any proceedings commenced by Employer in any of the foregoing courts. Executive waives personal service of any and all process upon Executive, and consents that all such service of process be made by messenger, certified mail or registered mail, or nationally recognized overnight courier directed to Executive at the address set forth above. Executive’s signature hereto (or such other address as Executive may give notice of to Employer) and service so made shall be deemed to be completed upon actual receipt. Executive further waives any right Executive may otherwise have to collaterally attack any judgment entered against Executive.

17. Arbitration. Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement as between the parties shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Arbitration shall be the exclusive dispute resolution process in the State of Nevada, but arbitration shall be a nonexclusive process elsewhere. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. Employer shall select the place of arbitration. The substantive law of the State of Nevada shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator’s decision.

18. Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

19. Cooperation. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

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20. Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

21. Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs and/or personal representatives. Except as specifically provided herein, neither this Agreement nor any interest herein shall be assigned or assignable, by operation of law or otherwise, by any party, without the prior written consent of the other party, except that, without such consent, Employer may assign this Agreement or any interest therein, by operation of law or otherwise, to (a) any successor to all or substantially all of its equity ownership interests, assets or business by dissolution, merger, consolidation, transfer of assets, or otherwise, or (b) any direct or indirect subsidiary of Employer or of any such successor referred in (a) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

22. Severability. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect.

23. Full Understanding. Executive represents and agrees that she fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that she desired, she availed herself of this right. Executive further represents that she has carefully read and fully understands all of the provisions of the Agreement, that she is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into it, and that she has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Employer:	RocketFuel Blockchain, Inc.

By:
Bennett J. Yankowitz, CFO

Executive:

Rohan Hall

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